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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[x]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Markel Corporation
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:
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  MARKEL CORPORATION AND TERRA NOVA (BERMUDA) HOLDINGS LTD. ANNOUNCE DATE FOR
                        SPECIAL MEETINGS OF SHAREHOLDERS


     RICHMOND, Virginia and HAMILTON, Bermuda, February 9, 2000 -- Markel Corporation (NYSE: MKL) and Terra Nova (Bermuda) Holdings Ltd. (NYSE: TNA), today announced that they have set March 16, 2000 as the date for the reconvening of special meetings of their shareholders to vote on the proposed acquisition of Terra Nova by Markel. The Markel Special Meeting will be held in the Markel American Building, 4501 Highwoods Parkway, Glen Allen, Virginia beginning at 10:00 a.m. The Terra Nova Special General and Court Meetings will be held at Richmond House, 12 Par-La-Ville Road, Hamilton HM 08, Bermuda beginning at 10:00 a.m. local time. The record date for the Markel Special Meeting is December 20, 1999 and the record date for the Terra Nova Special General and Court Meetings is December 23, 1999.

     The companies also announced that all required regulatory approvals for the transactions have been received other than approval by the Bermuda Supreme Court, as required by Bermuda law. A hearing has been scheduled before the Court on March 23, 2000. The companies plan to close the transaction on March 24, 2000, if shareholder approvals and the Bermuda Supreme Court approval are obtained and other closing conditions are satisfied.

     Markel Corporation markets and underwrites specialty insurance products and programs to a variety of niche markets. In each of these markets, the Company seeks to provide quality products and excellent customer service so that it can be a market leader. The financial goals of the Company are to earn consistent underwriting profits and superior investment returns to build shareholder value.

     Terra Nova (Bermuda) Holdings Ltd. is the holding company for five wholly owned operating entities -- Terra Nova Insurance Company Limited in the UK, Terra Nova (Bermuda) Insurance Company Ltd., Corifrance in Paris, and Terra Nova Capital Limited and Octavian Syndicate Management Limited which manages six Lloyd's syndicates in which the Company has a participation. Through these companies, Terra Nova underwrites a diverse property, casualty, marine and aviation insurance and reinsurance business on a worldwide basis.

          Investors are urged to read the amendment to Markel Holdings' Registration Statement on Form S-4 filed with the Securities and Exchange Commission because it contains important information. The joint proxy statement/prospectus included in the Markel Holdings' Registration Statement on Form S-4 includes the identity of the participants in the solicitation and a description of their direct or indirect interests. Investors can get these documents when filed for free at the SEC's web site at http://www.sec.gov.



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CONTACTS:

Markel Corporation:  Steven A. Markel, 804-747-0136
Terra Nova (Bermuda) Holdings Ltd.:  John J. Dwyer, 441-292-7731